Exhibit 99.1

MEGA MATRIX CORP. Announces Second Quarter 2024 Financial Results

PALO ALTO, CA, August 14, 2024 (PR NEWSWIRE) -- Mega Matrix Corp. (“MPU” or the “Company”) (NYSE American: MPU), today announced financial results for its second quarter ended June 30, 2024.

Operating Highlights

●	User recharge totaled $15.8 million in the first half of 2024, with 62.0% generated from the U.S.

●	In the first half of 2024, our total active users reached 4.1 million, with an ARPU of $3.5 and our total active paying users amounted to 0.5 million, with an ARPPU of $28.8.

●	As of July 31, 2024, several hit series were released, among which “Mr. Williams! Madame is Dying” generated an unaudited total user top-up amount exceeding $9.0 million and brought 201.3 million views, which demonstrated the powerful monetization capability of hit series.

●	Since July 2024 through the date hereof, FlexTV has ranked in the top 10 Free Entertainment Apps Chart on the App Store and Google Play in various countries.

✓	On July 16, 2024, FlexTV reached the 2nd position on the App Store’s Free Entertainment Chart in Thailand.

✓	On July 26, 2024, FlexTV rose to the 8th position on the App Store’s Free Entertainment Chart in Japan.

✓	On July 31, 2024, FlexTV secured the 7th position on the App Store’s Free Entertainment Chart in France.

✓	On August 12, 2024, FlexTV ranked within the Top 5 on the App Store’s Free Entertainment Chart in South Korea.

✓	On August 12, 2024, FlexTV achieved the 3rd place on both the App Store and Google Play’s Free Entertainment Chart in Indonesia.

Financial Highlights

●	In the first half of 2024, the Company’s total unaudited revenue reached $15.6 million, including over $14.3 million from membership and top-up streaming services and around $1.3 million from online advertising services.

●	Membership and top-up streaming services revenue from the U.S. market amounted to $7.4 million, representing 51.7% of the total streaming services revenue, which was attributed to our focus on English self-produced short dramas and the U.S. market.

●	Gross profit for the first six months of 2024 reached $9.4 million, with an almost 60.0% gross profit margin.

●	On May 9, 2024, the Company successfully closed the private placement of $3.7 million of common stock at a price of $2.20 per share.

●	On August 1, 2024, the Company successfully closed the private placement of $1.5 million of 681,818 shares of its common stock (or common stock equivalents in lieu thereof), short-term series A warrants to purchase up to 681,818 shares of common stock and series B warrants to purchase up to 681,818 shares of common stock at $2.20 per share, through H.C. Wainwright & Co., LLC acting as the Company’s exclusive placement agent in connection with the private placement.

Management Commentary

Mr. Yucheng Hu, CEO of Mega Matrix Corp., stated, “In Q2 of 2024, our efforts to bolster FlexTV’s development were validated as we witnessed significant tractions and engagement on the platform. The rapid uptake by users underscores the appeal of our curated short drama content, tailored for the vertical screen format.

Building on this momentum, our focus for the remainder of the year is on further enriching the FlexTV experience. We are committed to expanding our content library, nurturing studios that supply content to our platform, forging strategic partnerships, and enhancing user engagement features to ensure that FlexTV remains at the forefront of the evolving entertainment landscape.

Mega Matrix recognizes that captivating storylines are the cornerstone of successful short dramas. Consequently, we have strengthened our script team, significantly enlarging its size and refining the scriptwriting process. Since July 2024, our newly reinforced team has successfully stabilized production at over 5 short dramas per month.

The success we’ve experienced in Q2 reaffirms our belief in FlexTV’s potential to revolutionize the way audiences consume content in the digital age. We are excited to continue driving innovation and delivering compelling entertainment experiences that resonate with viewers worldwide, all while maximizing value for our shareholders.”

About Mega Matrix: Mega Matrix Corp. (NYSE AMEX: MPU) is a holding company and operates FlexTV, a short-video streaming platform and producer of short dramas, through Yuder Pte, Ltd., an indirect majority-controlled subsidiary of Mega Matrix. Mega Matrix is a Delaware corporation headquartered in Palo Alto, CA. For more information, please contact info@megamatrix.io or visit: http://www.megamatrix.io.

Key Metrics

The numbers for our key metrics, which include our total active users (TAU), total paying users (TPU), average membership and top-up streaming service revenue per active user (ARPU), and average membership and top-up streaming service revenue per paying user (ARPPU), are calculated using internal company data based on the activity of user accounts. We define an active user as a user who has downloaded and opened FlexTV app at least once. We define a paying user as a user who has registered for a membership or topping up, provided a method of payment, and is entitled to access FlexTV services (this membership or topping up does not include participation in free trials or other promotional offers extended by FlexTV to new users). We define ARPU as average membership and top-up streaming services revenue generated by each active user in one quarter. We define ARPPU as average membership and top-up streaming services revenue generated by each paying user in one quarter. We use these metrics to assess the growth and health of the overall business and believe that ARPU best reflects our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate future acquisitions; ability to grow and expand our FlexTV business; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; ; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; and the possibility that the Company’s new lines of business may be adversely affected by other economic, business, and/or competitive factors. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Disclosure Channels

We announce material information about the Company and its services and for complying with our disclosure obligation under Regulation FD via the following social media channels:

X (f/k/a Twitter):	twitter.com/MegaMatrixMPU
Facebook:	facebook.com/megamatrixmpu
facebook.com/flextvus
LinkedIn:	linkedin.com/company/megamatrixmpu
TikTok:	tiktok.com/@flextv_english
YouTube:	youtube.com/@FlexTV_English

The Company will also use its landing page on its corporate website (www.megamatrix.io) to host social media disclosures and/or links to/from such disclosures. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our website, press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our website.

Contact: Info@megamatrix.io

4